Exhibit 99.1
June Yang Appointed to
MSCI Inc. Board of Directors

New York, NY – December 17, 2024 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced that June Yang, former Vice President, Cloud AI and Industry Solutions at Google Cloud Inc., has been appointed to serve as an independent director on MSCI’s Board of Directors (the “Board”), effective today.

“June is a distinguished technology executive with deep expertise in cloud computing, artificial intelligence and data-driven solutions,” said Henry A. Fernandez, Chairman and Chief Executive Officer of MSCI. “At Google Cloud, she led the development and delivery of advanced AI and cloud infrastructure products and solutions that transformed how businesses use technology to address their challenges. Her insights into cutting-edge solutions will play a vital role in advancing MSCI’s commitment to innovation and delivering enhanced tools for our clients navigating the complexities of global markets.”

“I am excited to join MSCI, a company at the forefront of providing data, technology and insights that drive better investment decisions,” said Ms. Yang. “I look forward to collaborating with my fellow Board members and the management team to advance MSCI’s strategic vision and leverage emerging technologies to create sustainable value for our clients and shareholders.”

Ms. Yang previously served as Vice President, Cloud AI and Industry Solutions at Google Cloud Inc. from October 2021 to December 2023, where she was responsible for the portfolio of Google Cloud AI products and solutions. Previously at Google Cloud, she served as Vice President and General Manager, Google Compute, AI Infrastructure and Block Storage from October 2019 to October 2021. Prior to joining Google Cloud, Ms. Yang held various engineering and product management positions at VMware, Inc., including Vice President, Engineering and Product Management of VMware Cloud on Dell EMC and Vice President, Product Management of vSphere, Edge Computing and Analytics Cloud. Ms. Yang has served as a director of NetApp, Inc. since September 2024 and a director of UiPath, Inc. since February 2024. Ms. Yang previously served as a director at SRS Distribution from Nov 2022 until its acquisition in July 2024. Ms. Yang holds a Bachelor of Science degree in Chemical Engineering from the California Institute of Technology, a Master of Science degree in Chemical Engineering from the University of California, Berkeley and a Master of Science degree in Management from the Stanford University Graduate School of Business.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data, and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward- looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.